UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 27, 2015 (February 24, 2015)

KIMBALL ELECTRONICS, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-36454	35-2047713
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 634-4000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 31, 2014, the spin-off of Kimball Electronics, Inc. (the “Company”) from Kimball International, Inc. was completed (the “Spin-Off”). Prior to the Spin-Off, certain employees of the Company, including our Named Executive Officers (the “NEO’s”), were awarded by Kimball International, Inc. Annual and/or Long-Term Performance Share Awards (the “Awards”). On December 2, 2014, the outstanding Awards issued to the Company’s employees under the previous Kimball International Incentive Plans were amended, in accordance with the terms of the Employee Matters Agreement, dated October 31, 2014, by and between the Company and Kimball International, Inc., effective as of October 31, 2014, to provide an equitable adjustment as a result of the Spin-Off. The Awards will be granted in the Company stock instead of Kimball International, Inc. shares under the Company’s 2014 Stock Option and Incentive Plan (the “Plan”).
Pursuant to the terms of the the Company’s Plan, participants may be granted stock incentive awards in a variety of forms, one of which is performance shares.  Performance shares may include an Annual Performance Share (“APS”) award and/or a Long-Term Performance Share (“LTPS”) award with the award vesting annually over a specified period.  The performance share awards set forth the maximum number of shares of the Company’s stock which the participant is eligible to receive if the applicable profitability levels for the fiscal year have been achieved.
On February 24, 2015, the Compensation and Governance Committee of the Company’s Board of Directors granted additional APS awards to certain members of the Company’s management team, including certain NEO’s, and other key employees for fiscal year 2015. The purpose of these additional APS awards is to bring certain members of the Company’s management team and other key employees closer to their market value for total compensation and compensation mix as well as to recognize exceptional performance and contributions during the Spin-Off. The NEO’s receiving the additional APS awards are Steven T. Korn, Vice President, North American Operations; Michael K. Sergesketter, Vice President, Chief Financial Officer; and Christopher J. Thyen, Vice President, Business Development. Below is a summary of the fiscal year 2015 APS awards for these NEO’s:

Named Executive Officer	FY 2015 APS Award Granted in June 2014 (Maximum # of Shares of Kimball International, Inc.)	Adjustment Factor	Adjusted FY 2015 APS Award Granted in June 2014 (Maximum # of Shares of the Company)	FY 2015 APS Award Granted on February 24, 2015 (Maximum # of Shares of the Company)	Total FY 2015 APS Awards (Maximum # of Shares of the Company)
Steven T. Korn	2,500	1.94	4,850	5,563	10,413
Michael K. Sergesketter	2,500	1.94	4,850	3,949	8,799
Christopher J. Thyen	2,500	1.94	4,850	4,237	9,087
There have been no changes to the terms and conditions of the Plan or the Awards granted.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL ELECTRONICS, INC.

By:	/s/ Michael K. Sergesketter
MICHAEL K. SERGESKETTER Vice President, Chief Financial Officer
Date: February 27, 2015